Exhibit 99.1

News Release

Media Contacts:	Felicia Bisaro	Investor Contacts:	Jennifer Halchak
	(646) 703-1807		(201) 275-2711

Kim Hamilton
(908) 391-0131

Update on FDA Review of VTAMA® (tapinarof) Cream, 1% for the Treatment of Atopic Dermatitis in Adults and Children 2 Years of Age and Older

JERSEY CITY, N.J., November 5, 2024 – Organon (NYSE: OGN), a global healthcare company with a mission to improve the health of women throughout their lives, today announced that the U.S. Food and Drug Administration (FDA) extended by three months the target action date of its review of the supplemental New Drug Application (sNDA) for VTAMA® (tapinarof) cream, 1% as a treatment for atopic dermatitis (AD) in adults and children two years of age and older. The new target date is March 12, 2025, revised from the original target action date of December 12, 2024. The FDA has not raised any concerns regarding the safety and efficacy of VTAMA nor have they raised any concerns regarding the approvability of this indication.

As part of its review process, the FDA requested the final datasets and clinical study report from the long-term extension study for VTAMA. After receiving the datasets, the FDA determined that the additional information requested constitutes a major amendment to the sNDA resulting in a standard three-month extension to the original target action date.

“Organon remains confident in the robust efficacy and safety data package that has been submitted to the agency to support the review of VTAMA for atopic dermatitis and we are committed to working with the FDA ensure the agency has all the information it needs for its review,” said Juan Camilo Arjona Ferreira, MD, Head of Research & Development at Organon.

With an assumed PDUFA date of March 12, 2025, the company expects that revenue contribution for VTAMA for the full year 2025 will be approximately $125 million and that the transaction will result in an approximate 75 basis point headwind to Adjusted EBITDA margin in 2025. This is an update to the company's prior commentary, provided during its third quarter earnings call held on October 31, 2024. The company will provide a more detailed outlook for 2025 expected consolidated financial performance, including revenue growth and expense optimization plans, in February 2025 when it reports full year 2024 results.

About Atopic Dermatitis

Atopic dermatitis (AD), commonly referred to as eczema, is one of the most common inflammatory skin diseases, affects over 26 million people in the U.S. alone and up to 10% of adults worldwide. AD occurs most frequently in children, affecting up to 20% worldwide. The disease results in itchy, red, swollen, and cracked skin, often affecting the folds of the arms, back of the knees, hands, face, and neck. Itching is an especially bothersome symptom in AD, and tends to worsen at night, disturbing sleep and causing fatigue, which in children can lead to inattention at school. People with AD may also experience social and emotional distress due to the visibility and discomfort of the disease.

About VTAMA® (tapinarof) cream, 1%

VTAMA cream is a non-steroidal once-daily topical treatment. The safety and effectiveness of VTAMA cream was evaluated in randomized, double-blind, vehicle-controlled trials, PSOARING-1 and 2 for plaque psoriasis. The safety and efficacy of VTAMA for the treatment of atopic dermatitis was also evaluated in ADORING-1 and ADORING-2 Phase III clinical studies and is currently under review by the FDA.

Important Safety Information

Indication: VTAMA® (tapinarof) cream, 1% is an aryl hydrocarbon receptor agonist indicated for the topical treatment of plaque psoriasis in adults. VTAMA cream is for use on the skin (topical) only. Do not use VTAMA cream in your eyes, mouth, or vagina. Adverse Events: The most common adverse reactions (incidence ≥ 1%) in subjects treated with VTAMA cream were folliculitis (red raised bumps around the hair pores), nasopharyngitis (pain or swelling in the nose and throat), contact dermatitis (skin rash or irritation, including itching and redness, peeling, burning, or stinging), headache, pruritus (itching), and influenza (flu).

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

See full Prescribing Information and Patient Information.

About Organon

Organon is an independent global healthcare company with a mission to help improve the health of women throughout their lives. Organon’s diverse portfolio offers more than 60 medicines and products in women’s health, biosimilars, and a large franchise of established medicines across a range of therapeutic areas. In addition to Organon’s current products, the company invests in innovative solutions and research to drive future growth opportunities in women’s health and biosimilars. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical partners and innovators looking to commercialize their products by leveraging its scale and agile presence in fast growing international markets.

Organon has geographic scope with significant reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, X (formerly known as Twitter) and Facebook.

Cautionary Note Regarding Forward-Looking Statements and Non-GAAP Information

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations regarding Organon’s recent acquisition of Dermavant Sciences Ltd. (“Dermavant”) and potential regulatory approval from the FDA for the use of VTAMA® in the treatment of atopic dermatitis (including the expected timeframe thereof). Forward-looking statements may be identified by words such as “targets,” “foresees,” “outlook,” “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of Organon’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, those relating to the FDA regulatory approval process, including the uncertainty of FDA approval or any extension of time to receive such approval; difficulties implementing or executing on Organon’s acquisition strategy, including the recent acquisition of Dermavant, or any other failure to recognize the benefits of such acquisitions; recent Supreme Court decisions and other developments impacting regulatory agencies and their rule making, including related financial market reactions; and the impact of the 2024 United States presidential election and any resulting public policy changes affecting health care decisions, including changes in financial outcomes resulting from candidate positions on healthcare topics and the possible impact on related laws, regulations and policies following the election. Organon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Organon’s filings with the Securities and Exchange Commission (“SEC”), including Organon’s most recent Annual Report on Form 10-K and subsequent SEC filings.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Organon is not responsible for the contents of third-party websites.

Adjusted EBITDA is a “non-GAAP financial measure.” For additional information about the company’s use of non-GAAP financial measures, please refer to the company’s press release regarding its results for the quarter ended September 30, 2024, issued on October 31, 2024.